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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

PROTAGONIST THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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7707 Gateway Blvd., Suite 140
Newark, California 94560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 28, 2020

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Protagonist Therapeutics, Inc., a Delaware corporation (the "Company"). The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/PTGX2020 on Thursday, May 28, 2020 at 10:00 a.m. PDT for the following purposes:

  1.
  To elect the Company's Board of Directors two Class I nominees, Sarah Noonberg, M.D., Ph.D. and Dinesh V. Patel, Ph.D., to the Board of Directors to hold office until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        We have decided to hold the Annual Meeting virtually this year due to the public health impact of the COVID-19 outbreak and to support the health and well-being of our employees, stockholders and partners. We believe that hosting a virtual meeting under the current environment will enable greater stockholder attendance and participation and improve our ability to communicate more effectively with our stockholders. Online check-in will begin at 9:45 a.m. PDT and you should allow ample time for the check-in procedures. You will not be able to attend the Annual Meeting in person.

        The record date for the Annual Meeting is March 31, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. To participate in the meeting, you must have your 16-digit control number shown on your Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials.

By Order of the Board of Directors

/s/ Dinesh V. Patel Dinesh V. Patel, Ph.D. President and Chief Executive Officer

Newark, California
April 16, 2020

You are cordially invited to attend the meeting virtually via live webcast. Whether or not you expect to attend the virtual meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote during the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

7707 Gateway Blvd., Suite 140
Newark, California 94560

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 28, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board of Directors (the "Board") of Protagonist Therapeutics, Inc. (sometimes referred to as the "Company" or "Protagonist") is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the "Annual Meeting"), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

        We intend to mail the Notice on or about April 16, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

        We may send you a proxy card, along with a second Notice, on or after April 26, 2020.

How do I attend and participate in the Annual Meeting?

        The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/PTGX2020 on Thursday, May 28, 2020 at 10:00 a.m. PDT. Information on how to vote online at the Annual Meeting is discussed below. To attend the meeting, you will need the 16-digit control number included in your Notice or on the instructions that accompanied your proxy materials. Online check-in will begin at 9:45 a.m. PDT and should allow ample time for the check-in procedures.

Why is the 2020 Annual Meeting being held virtually?

        The Annual Meeting is being held virtually this year due to the public health impact of the COVID-19 outbreak and to support the health and well-being of our partners, employees, and stockholders. You will not be able to attend the Annual Meeting in person. The virtual meeting will provide the same rights and advantages of a physical meeting. Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company. Questions must comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on March 31, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 27,434,705 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on March 31, 2020 your shares were registered directly in your name with Protagonist's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 31, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually via live webcast. However, since you are not the stockholder of record, you may not vote your shares online at the virtual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Proposal No. 1 — To elect the two Class I nominees named herein to our Board of Directors to hold office until the 2023 Annual Meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal; and

  •
  Proposal No. 2 — To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

        As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For the ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote online during the webcast of the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting online, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online even if you have already voted by proxy.

  •
  To vote online at the Annual Meeting you must be present via live webcast. To vote live during the meeting, please visit www.virtualshareholdermeeting.com/PTGX2020 and have available the 16-digit control number included in your Notice or on the instructions that accompanied your proxy materials.

  •
  To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone prior to the Annual Meeting, dial toll-free 1-800-690-6903 using a telephone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 27, 2020 to be counted.

  •
  To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on May 27, 2020 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Protagonist. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

        Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 31, 2020.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee (sometimes referred to as shares held in "street name"), and you do not provide the broker or other nominee that holds your shares with voting instructions, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange ("NYSE") deems the particular proposal is a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. "Non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Proposal 1 is considered "non-routine" and Proposal 2 is considered "routine."

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

  •
  "For" the election of the two Class I nominees for director; and

  •
  "For" the ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

        If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

  •
  You may send a timely written notice that you are revoking your proxy to Protagonist's Corporate Secretary at 7707 Gateway Blvd., Suite 140, Newark, California 94560.

  •
  You may attend the Annual Meeting and vote online by visiting www.virtualshareholdermeeting.com/PTGX2020. To attend the meeting, you will need the 16-digit control number included in your Notice or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 17, 2020, to Protagonist's Corporate Secretary at 7707 Gateway Blvd., Suite 140, Newark, California 94560. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year's proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than January 28, 2021 and no later than February 27, 2021; provided, however, that if our 2021 Annual Meeting of Stockholders is held before April 28, 2021, or after June 27, 2021, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (i) for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; and (ii) with respect to Proposal 2 and any other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?

        The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most "For" votes; withheld votes will have no effect.	Under plurality voting, there are no abstentions.	None
2	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2020	"For" votes from the holders of a majority of shares present online during the virtual meeting or represented by proxy and entitled to vote on the matter.	Against	Not applicable(1)

(1)
This proposal is considered to be a "routine" matter under applicable rules. Accordingly, if you hold your shares in "street name" and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under the NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting online or represented by proxy. On the record date, there were 27,434,705 shares outstanding and entitled to vote. Thus, the holders of 13,717,353 shares must be present online during the virtual meeting or represented by proxy at the Annual Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present at the meeting online or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What proxy materials are available on the internet?

        The annual report to stockholders is available at www.proxyvote.com.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Protagonist's Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has seven members. There are two directors in the class whose term of office expires in 2020. Two nominees are recommended for election by the Nominating and Corporate Governance Committee of the Board. Dr. Noonberg and Dr. Patel are currently directors of the Company and were previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2023 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to encourage the directors and nominees for director to attend the Annual Meeting. All of the directors attended the 2019 Annual Meeting of Stockholders.

        Directors are elected by a plurality of the votes of the holders of shares present online during the virtual meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Protagonist. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

        The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee for director. In addition, following the biographies of the nominees are the biographies of Class II and Class III directors containing information regarding each director continuing to serve on the Board.

NOMINEES FOR ELECTION TO CLASS I FOR A THREE-YEAR TERM EXPIRING AT THE 2023 ANNUAL MEETING

Sarah Noonberg, M.D., Ph.D.

        Dr. Noonberg, 52, has served as a member of the Board since December 2017. Since May 2019, Dr. Noonberg has provided Chief Medical Officer consultant services to multiple private biotechnology companies. She previously served as Chief Medical Officer of Nohla Therapeutics, developer of universal, off-the-shelf cell therapies for patients with hematologic malignancies and other critical diseases, from May 2018 to May 2019. Prior to joining Nohla Therapeutics, she served as the Chief Medical Officer of Prothena Corporation plc, a biotechnology company, from May 2017 to March 2018. Prior to joining Prothena, Dr. Noonberg served from August 2015 to March 2017 as Group Vice President and Head of Global Clinical Development at BioMarin Pharmaceuticals Inc., a biotechnology company, where she was responsible for development strategy and execution across a diverse clinical portfolio. From 2007 to August 2015, she held several positions at Medivation, Inc., a biopharmaceutical company, where, as Senior Vice President of Early Development and Vice President of Clinical Development, she led programs across all phases of development, including enzalutamide (XTANDI) for the treatment of chemotherapy-naïve metastatic prostate cancer. Dr. Noonberg also held several clinical positions between 2004 and 2007 at Chiron Corporation, where she led the clinical development of compounds in infectious disease and pulmonary indications. She has served on the board of directors of Neoleukin Therapeutics, a public biopharmaceutical company, since August 2019. Dr. Noonberg earned her M.D. at the University of California, San Francisco, her Ph.D. in Bioengineering at the University of California, Berkeley, and her B.S. at Dartmouth College. She is a board-certified internist and completed her residency at Johns Hopkins Hospital. From 2002 to 2018, she was a part-time hospitalist, working as an attending physician treating a broad range of inpatient and critical care patients. The Company believes that because of her executive business experience as well as her extensive medical knowledge and clinical development and regulatory expertise, Dr. Noonberg is well positioned to make valuable contributions and provide valuable guidance to the Board.

Dinesh V. Patel, Ph.D.

        Dr. Patel, age 63, has served as a member of the Company's Board and as the Company's President and Chief Executive Officer since December 2008. Dr. Patel has more than 35 years of executive, entrepreneurial and scientific experience spanning the pharmaceutical, biotechnology and biopharmaceutical industries. Prior to joining the Company, Dr. Patel served from 2006 to 2008 as the President and Chief Executive Officer of Arête Therapeutics, a privately held company focused on the development of novel drugs for metabolic syndrome. Prior to that, he was President, Chief Executive Officer and Co-Founder of Miikana Therapeutics, an oncology-based company, from 2003 until it was acquired by Entremed (later renamed CASI Pharmaceuticals) in 2005. Prior to Miikana, Dr. Patel held positions of increasing responsibility at Versicor (later renamed Vicuron and which was acquired by Pfizer in 2005), from 1996 to 2003, most recently as Senior Vice President of Drug Discovery and Licensing. Prior to Vicuron, Dr. Patel was a director of chemistry at the combinatorial chemistry company Affymax, from 1993 to 1996. Dr. Patel was a medicinal chemist at BristolMyers Squibb from 1985 to 1993. Dr. Patel received his Ph.D. in Chemistry from Rutgers University, New Jersey and his B.S. in Industrial Chemistry from S. P. University, Vallabh Vidyanagar, India. The Company believes that because of his expertise, extensive knowledge of the Company and experience as an executive officer of biotechnology companies, Dr. Patel is able to make valuable contributions to the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

        In addition to the two Class I nominees for director, Protagonist has five other directors who will continue in office after the Annual Meeting with terms expiring in 2021 and 2022. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of the Board.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTILTHE 2021 ANNUAL MEETING

Chaitan Khosla, Ph.D.

        Dr. Khosla, 55, has served as a member of the Board since October 2014. Dr. Khosla was previously a scientific founder of Sitari Pharmaceuticals in 2013 until it was acquired by GlaxoSmithKline in 2019. Prior to Sitari Pharmaceuticals, Dr. Khosla was a founder and a member of the board of directors of Alvine Pharmaceuticals from 2005 until it was acquired by Immunogenics LLC in 2016, and of Kosan Biosciences from 1995 until it was acquired by BristolMyers Squibb in 2008. Dr. Khosla has been a Professor of Chemical Engineering and Chemistry at Stanford University since 2001 and has been a faculty member since 1992. Since 2013, he has served as the founding Director of Stanford ChEM-H. Dr. Khosla is an elected member of the American Academy of Arts & Sciences and the National Academy of Engineering. He is the recipient of several awards, including the 1999 Alan T. Waterman award by the National Science Foundation, the 1999 Eli Lilly Award in biological chemistry and the 2000 ACS Award in Pure Chemistry. Dr. Khosla is the author of over 350 publications and is an inventor on over 75 issued U.S. patents. Dr. Khosla received a Ph.D. from the California Institute of Technology. The Company believes that Dr. Khosla is qualified to serve on the Board because of his experience as a founder, consultant and director of biotechnology companies and his expertise in the biotechnology field.

William D. Waddill

        Mr. Waddill, 63, has served as a member of the Board since July 2016. From April 2014 to December 2016, Mr. Waddill served as Senior Vice President and Chief Financial Officer, Treasurer and Secretary of Calithera Biosciences, Inc., a biotechnology company. From October 2007 to March 2014, Mr. Waddill served as Senior Vice President and Chief Financial Officer of OncoMed Pharmaceuticals, Inc., a biopharmaceutical company.

From October 2006 to September 2007, Mr. Waddill served as the Senior Vice President, Chief Financial Officer of Ilypsa, Inc., a biotechnology company that was acquired in 2007 by Amgen, Inc. From February 2000 to September 2006, Mr. Waddill served as a Principal at Square One Finance, a financial consulting business. From December 1996 to February 2000, Mr. Waddill served as Senior Director of Finance and Administration at Exelixis, Inc., a biotechnology company. He has served as a director of Arrowhead Pharmaceuticals, a public company, since January 2018. Mr. Waddill received a B.S. in Accounting from the University of Illinois, Chicago, and a certification as a public accountant, which is currently inactive, after working at PricewaterhouseCoopers LLP and Deloitte LLP. The Company believes that Mr. Waddill is qualified to serve on the Board because of his financial expertise and extensive experience in the biotechnology field.

Lewis T. "Rusty" Williams, M.D., Ph.D.

        Dr. Williams, 70, has served as a member of the Board since June 2017. He has served as Chairman and Chief Executive Officer of Walking Fish Therapeutics, a biotechnology start-up company, since February 2019. Dr. Williams has also served as a venture partner of Quan Capital, LLP, a healthcare-focused venture capital firm, since October 2018. Dr. Williams founded and served as a director of Five Prime Therapeutics, Inc., a public biotechnology company, from January 2002 until January 2020, and served as its President and Chief Executive Officer from April 2011 to December 2017. Previously, Dr. Williams spent seven years at Chiron Corporation ("Chiron") a biopharmaceutical company, now known as Novartis Vaccines and Diagnostics, Inc., most recently as its Chief Scientific Officer. He also served on Chiron's board of directors from 1999 to 2001. Prior to joining Chiron, Dr. Williams was a professor of medicine at the University of California, San Francisco, and served as Director of the University's Cardiovascular Research Institution and Daiichi Research Center. Dr. Williams also has served on the faculties of Harvard Medical School and Massachusetts General Hospital and co-founded COR Therapeutics, Inc., a biotechnology company focused on cardiovascular disease. He is a member of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Williams has served as a member of the board of directors of Neoleukin Pharmaceuticals, a public biopharmaceutical company, since September 2019. He was previously a member of the board of directors of COR Therapeutics, Inc., and Beckman Coulter, Inc., each of which was a public company during his service as a director. Dr. Williams also currently serves on the board of directors of a privately-held company. He received a B.S. from Rice University and an M.D. and a Ph.D. from Duke University. The Company believes that Dr. Williams' extensive experience in drug discovery and development, his executive experience with several pharmaceutical companies and his service as a director of other publicly-traded healthcare companies have provided him the qualifications, skills and financial expertise to serve on the Board.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

Harold E. Selick, Ph.D.

        Dr. Selick, 65, has served on the Board since February 2009. Dr. Selick has served as Vice Chancellor of Business Development, Innovation and Partnerships at the University of California, San Francisco, since April 2017. He has been a Venture Partner at Mission Bay Capital since 2018. Previously, he was the Chief Executive Officer of Threshold Pharmaceuticals, Inc., a biotechnology company, from June 2002 until the company's merger with Molecular Templates Inc. in April 2017. From June 2002 until July 2007, Dr. Selick was also a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax he held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. Dr. Selick serves as Chairman of the board of directors of Molecular Templates, Inc., a public company. Dr. Selick previously served as Lead Director and then Chairman of PDL, a public company, from 2009 to December 2019, and served as Chairman of the board of directors of Threshold Pharmaceuticals, Inc., a public company, until it merged with Molecular Templates Inc. in April 2017. Dr. Selick received his B.A. in Biophysics and Ph.D. in Biology from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco. The Company believes that because of his broad experience in building and running both private and public companies and serving on the boards of directors of a variety of biotechnology companies, Dr. Selick is well positioned to provide guidance and insight to the Board and management team.

Bryan Giraudo

        Mr. Giraudo, age 44, has served as a member of the Board since May 2018. Mr. Giraudo has also served as Chief Financial Officer of Gossamer Bio, a publicly-held San Diego-based biotechnology company, since May 2018. Prior to joining Gossamer Bio, he was Senior Managing Director at Leerink Partners, a healthcare-focused investment bank, from 2009 to April 2018. Before joining Leerink, Mr. Giraudo was a Managing Director with Merrill Lynch. Mr. Giraudo received his B.A. from Georgetown University. The Company believes Mr. Giraudo is qualified to serve on the Board because of his extensive experience in the investment banking field, financial expertise and experience in the biotechnology field.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board must qualify as "independent," as affirmatively determined by the Board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors, including the current nominees for the Board, are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Giraudo, Dr. Khosla, Dr. Noonberg, Dr. Selick, Mr. Waddill, and Dr. Williams. Dr. Shanafelt, who served as a director until the 2019 Annual Meeting, was determined to be independent during the time he served on the Board. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Dr. Patel is not considered independent because he is an executive officer of the Company.

        In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated.

BOARD LEADERSHIP STRUCTURE

        The Board has an independent Chairperson, Dr. Selick, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairperson of the Board ("Chairperson") has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairperson and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairperson creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairperson can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

        The Board has responsibility for the oversight of the Company's risk management processes and, either as a whole or through its committees, regularly discusses with management the Company's major risk exposures, their potential impact on the Company's business and the steps taken to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable the Board to understand the Company's risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, and reputational risk. The Audit Committee reviews information regarding liquidity and operations and oversees the Company's management of financial risks. Periodically, the Audit Committee reviews the Company's policies with respect to risk assessment, risk management, loss prevention, and regulatory compliance. Oversight by the Audit Committee includes direct communication with the Company's external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of the Company's compensation policies or programs has the potential to encourage excessive risk taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.

        Regarding the COVID-19 outbreak, company management is meeting often to address concerns of our patients, employees, and business, as well as updating and communicating with the Board regularly. The full Board has oversight and has been engaged concerning the monitoring and identification of risks to the Company, and actions the Company is taking to mitigate risks related to this outbreak. Board standing committees continue to address risks inherent to their respective areas of oversight.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

        As required under applicable Nasdaq listing standards, in fiscal 2019, the Company's independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. Dr. Selick, the Chairperson of the Board presides over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2019 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Bryan Giraudo(1)	X		—		X	*
Chaitan Khosla, Ph.D.	—		—		X
Sarah Noonberg, M.D., Ph.D.	X		—		—
Dinesh V. Patel, Ph.D.	—		—		—
Harold E. Selick, Ph.D.	—		X	*	X
William D. Waddill	X	*	X		—
Lewis T. Williams, M.D., Ph.D.	—		X		—
Armen Shanafelt, Ph.D.(2)	X		—		X
Total meetings in fiscal 2019	6		3		1

*
Committee Chairperson

(1)
Mr. Giraudo was appointed to serve as a member and Chairperson of the Nominating and Corporate Governance Committee as of March 15, 2019 and was appointed to serve as member of the Audit Committee as of June 7, 2019.

(2)
Dr. Shanafelt ceased to be Chairperson of the Nominating and Corporate Governance Committee as of March 15, 2019 and ceased to be a director of the Company, a member of the Audit Committee and a member of the Nominating and Corporate Governance Committee upon the expiration of his term at the conclusion of the 2019 Annual Meeting of Stockholders as of June 7, 2019.

        Below is a description of each committee of the Board.

        Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The Audit Committee is composed of three directors: Mr. Waddill, Mr. Giraudo and Dr. Noonberg. The Audit Committee met six times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders in the "Corporate Governance" section of the Company's website at www.protagonist-inc.com.

        The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

        The Board has also determined that Mr. Waddill qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Waddill's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2019, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence and has discussed with PricewaterhouseCoopers LLP the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Mr. William D. Waddill
Mr. Bryan Giraudo
Dr. Sarah Noonberg

The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee is composed of three directors: Dr. Selick, Mr. Waddill and Dr. Williams. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards and regulations of the SEC), and are "non-employee directors" as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met three times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders in the "Corporate Governance" section of the Company's website at www.protagonist-inc.com.

        The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  determining the compensation and other terms of employment of the chief executive officer and the other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

  •
  reviewing and recommending to the full Board the compensation of the Company's directors;

  •
  evaluating and administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as reviewing and recommending to the Board the adoption, modification or termination of the Company's plans and programs;

  •
  establishing policies with respect to equity compensation arrangements;

  •
  administration of the Company's equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs; and

  •
  conducting an annual assessment of the performance of the Compensation Committee and its members, and the adequacy of its charter.

        In addition, once the Company ceases to be an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company's Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets as often as its members deem necessary or appropriate. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the Company's Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

        During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford, an Aon Hewitt Company, as compensation consultants. Radford was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management. The Compensation Committee requested that Radford:

  •
  evaluate the efficacy of the Company's existing compensation strategy and practices in supporting and reinforcing the Company's long-term strategic goals; and

  •
  assist in refining the Company's compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

        As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group; as well as conduct market research and analysis on annual and long-term incentive programs, salaries, and equity plans; assist in developing target grant levels, target bonus levels, and annual salaries for executive officers and other employees; provide the committee with advice and ongoing recommendations regarding material executive compensation decisions; and review the director compensation program. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford and resulting modifications, the Compensation Committee approved the modified Radford recommendations.

        On May 25, 2017, the Compensation Committee amended its New Hire and Merit Equity Grant Delegation Policy pursuant to which delegated authority was granted to Dr. Patel, as the sole member of the Equity Award Committee of the Board, the full authority of the Board, to grant equity-based awards, within Board-approved guidelines, under the Company's 2016 Equity Incentive Plan (the "2016 Plan"). The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grants of equity-based awards to service providers of the Company.

        During fiscal 2019, Dr. Patel exercised his authority to grant options to purchase an aggregate of 485,200 shares to employees.

        The Compensation Committee and the Board retain concurrent authority to make equity-based awards to employees and consultants who are eligible recipients under this policy pursuant to the 2016 Plan. The Compensation Committee receives periodic reports of grants made pursuant to this delegated authority.

        Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity-based awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the

Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is currently or has been at any time one of the Company's officers or employees. None of the Company's executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company.

        The Nominating and Corporate Governance Committee is currently composed of three directors: Mr. Giraudo, Dr. Selick and Dr. Khosla. Mr. Giraudo joined and became Chairperson of the Nominating and Corporate Governance Committee in March 2019. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders in the "Corporate Governance" section of the Company's website at www.protagonist-inc.com.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including geographic, gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

        The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. The Committee also takes into account the results of the Board's self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 7707 Gateway Blvd., Suite 140, Newark, California 94560. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

CODE OF ETHICS

        The Company has adopted the Protagonist Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the "Corporate Governance" section of the Company's website at www.protagonist-inc.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

        In July 2016, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the "Corporate Governance" section of the Company's website at www.protagonist-inc.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Ernst & Young LLP has served as our independent registered public accounting firm since March 31, 2020. Prior to such time, PricewaterhouseCoopers LLP served as our independent registered public accounting firm. See "Change in Auditors for the Fiscal Year Ending December 31, 2020" below. The Company does not expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting.

        Neither the Company's Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present online during the virtual meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

CHANGE IN AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

        On March 13, 2020, the Audit Committee approved the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2020, in place of PricewaterhouseCoopers LLP. The decision to change our accounting firm was authorized by the Audit Committee.

        PricewaterhouseCoopers LLP's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

        In connection with the Company's audits for the fiscal years ended December 31, 2019 and 2018, and in the subsequent period before PricewaterhouseCoopers LLP's dismissal on March 13, 2020, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused PricewaterhouseCoopers LLP to report the disagreement if it had not been resolved to the satisfaction of PricewaterhouseCoopers LLP.

        PricewaterhouseCoopers LLP's reports on the financial statements for the past two years did not contain an adverse opinion or disclaimer of an opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. PricewaterhouseCoopers LLP's letter to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to the Company's Current Report on Form 8-K dated March 18, 2020.

        During the fiscal years ended December 31, 2019 and 2018 and any subsequent interim period before the Company's engagement of Ernst & Young LLP, the Company did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2018 by PricewaterhouseCoopers LLP, the Company's previous principal accountant and independent registered accounting firm.

	Fiscal Year Ended December 31,
	2019	2018
Audit Fees(1)	$1,185,300	$785,570
Audit-Related Fees(2)	—	—
Tax Fees(3)	12,085	8,091
All Other Fees(4)	2,700	2,000

Total Fees	$1,200,085	$795,661

(1)
"Audit Fees" consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, as well as services as are normally provided by the Company's independent registered public accounting firm, including statutory audits and services rendered in connection with statutory and regulatory filings or engagements for those fiscal years. The Audit Fees incurred in 2019 also include fees of $270,000 related to services performed in connection with the Company's at-the-market offerings and a shelf registration statement on Form S-3, including comfort letters, consents and review of documents filed with the SEC. The Audit Fees incurred in 2018 also include fees of $80,000 related to services performed in connection with the Company's private placement and at-the-market offerings, including comfort letters and a shelf registration statement on Form S-3 and a subsequent follow-on public offering, including comfort letters, consents and review of documents filed with the SEC.

(2)
"Audit-Related Fees" consist of fees billed for related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the Audit Fees category.

(3)
"Tax Fees" in 2019 and 2018 consist primarily of fees billed for professional services rendered in connection with indirect tax compliance in foreign tax jurisdictions (Australia). As the Company's subsidiary is incorporated in Australia, a substantial portion of the Tax Fees are denominated in Australian Dollars (AUD) and have been translated into U.S. Dollars (USD) using the average exchange rate for each applicable period listed in the table below.

Name	AUD: USD	AUD	USD
2019 Average	1.00: 0.69696	$17,340	$12,085
2018 Average	1.00: 0.79326	$10,200	$8,091
(4)
"All Other Fees" consist of fees related to products and services provided by the principal accountant, other than the services reported above.

        All fees described above were pre-approved by the Audit Committee.

        In connection with the audit of the 2019 financial statements, the Company entered into an engagement agreement with PricewaterhouseCoopers LLP that set forth the terms by which PricewaterhouseCoopers LLP would perform audit services for the Company. That agreement was subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        During the fiscal year ended December 31, 2019, none of the total hours expended on the Company's financial audit by PricewaterhouseCoopers LLP were provided by persons other than PricewaterhouseCoopers LLP's full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

 EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the Company's current executive officers as of March 13, 2020.

Name	Age	Position
Dinesh V. Patel, Ph.D.	63	President, Chief Executive Officer and Director
David Y. Liu, Ph.D.	69	Chief Scientific Officer and Head of Research and Development
Donald A. Kalkofen	56	Chief Financial Officer
Samuel Saks, M.D.	65	Chief Medical Officer
Suneel Gupta, Ph.D.	62	Chief Development Officer

Dinesh V. Patel, Ph.D.

        Biographical information for Dr. Patel is included above with the director biographies under the caption "Nominees for Election to Class I for a Three-Year Term Expiring at the 2023 Annual Meeting."

David Y. Liu, Ph.D.

        Dr. Liu has served as the Company's Chief Scientific Officer since May 2013 and has served as Chief Scientific Officer and Head of Research and Development since February 2016. Prior to Protagonist, Dr. Liu was the Chief Operating Officer and a cofounder of Trenovus, Inc., from 2010 to 2012. Prior to Trenovus, Dr. Liu was Vice President of Research at FibroGen Inc., from 2002 to 2010. Prior to FibroGen, Dr. Liu served as Director of Inflammation Research at Scios, Inc., now part of Johnson & Johnson, from 1992 to 2002. Dr. Liu held a position as an academic researcher at Brigham and Women's Hospital, Harvard Medical School and was Instructor and Assistant Professor in the Department of Medicine, Harvard Medical School, from 1976 to 1986. Dr. Liu received his Ph.D. in microbiology and immunology from Michigan State University, and his B.S. in Chemistry from The University of Chicago.

Donald A. Kalkofen

        Mr. Kalkofen has served as the Company's Chief Financial Officer since May 2019, after serving in a consulting capacity as the Company's Senior Advisor, Finance since February 11, 2019 until his appointment as Chief Financial Officer. He previously served in a consulting capacity as Interim Controller of the Company from May 2018 to June 2018. He served as Interim Chief Financial Officer of App Annie, Inc., a global SaaS company, from June 2018 to January 2019. From November 2017 until April 2018. Mr. Kalkofen served as a Financial Consultant at Depomed, Inc. (now Assertio Therapeutics, Inc.), a specialty pharmaceutical company. He also served as a Chief Financial Officer consulting partner at Hardesty, LLC, a financial executive consulting firm, from July 2016 to November 2018. Mr. Kalkofen served at Align Technology, Inc., a global medical device company, as Interim Assistant Controller from May 2016 to October 2017. He served as a Financial Consultant at Marketo, Inc., a marketing software company from March 2016 to May 2016. Mr. Kalkofen served as President and Vice President of Finance, Consultant at Simplifier Corporation, a SaaS expense reporting solutions company, which he co-founded, from October 2014 to May 2016. He also held positions with Symantec Corporation, a cybersecurity software company, from 2012 through October 2014. Mr. Kalkofen's experience also includes serving as CFO of Pinnacle Bank in Oregon from 2002 to 2007 and CFO of Westcoast Bancorp from 1992 to 2000. He began his career at PricewaterhouseCoopers LLP as part of the firm's audit practice group. Mr. Kalkofen holds a B.A. in Accounting from Washington State University, is an active Certified Public Accountant and Certified Global Management Accountant.

Samuel Saks, M.D.

        Dr. Saks has served as the Company's Chief Medical Officer since May 2019, and served as the Company's Chief Development Officer from May 2018 to May 2019. Prior to joining Protagonist, he served as Chief Development Officer and board member at Auspex Pharmaceuticals, a biopharmaceutical company, from December 2010 until the time of its acquisition by Teva Pharmaceuticals in May 2015. Before his tenure at

Auspex, Dr. Saks was a co-founder of Jazz Pharmaceuticals where he also previously served as Chief Executive Officer of Jazz from March 2003 to March 2009. Earlier in his career, he held positions as company group chairman of ALZA Corporation and as a member of the Johnson & Johnson Pharmaceutical Operating Committee. Dr. Saks has also held leadership and management positions at Schering-Plough, XOMA Corporation and Genentech. He previously served as a director of PDL BioPharma, a public company, until August 2019, as a director of Tonix Pharmaceutical Holding Company, a public company, from May 2012 until August 2018 and as a director of Depomed Inc. (now Assertio Therapeutics), a public company, from October 2012 until March 2017. Dr. Saks also serves as a director of two privately held companies. Dr. Saks received a B.S. in Biology and his M.D. from the University of Illinois.

Suneel Gupta, Ph.D.

        Dr. Gupta has served as the Company's Chief Development Officer since May 2019, and served as the Company's Executive Vice President of Clinical Pharmacology and Clinical Operations from January 2019 to May 2019. Prior to joining Protagonist, he was Chief Scientific Officer of Impax Pharmaceuticals from 2008 to January 2019. Prior to Impax, Dr. Gupta was Senior Vice President and Distinguished Research Fellow at Johnson & Johnson, where he led the early development from 2002 through 2008. Prior to Johnson & Johnson, he held positions at ALZA Corporation from 1989 through 2001, where he had increasing levels of responsibility until ultimately being promoted to Vice President of Clinical Pharmacology & Product Discovery. Dr. Gupta serves on the scientific advisory boards of several pharmaceutical companies. He received his Ph.D. in Pharmacokinetics from the University of Manchester, UK in 1987 and did a postdoctoral fellowship in Clinical Pharmacology at the University of California, San Francisco.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 13, 2020 by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
BlackRock, Inc.(2)	1,561,957	5.7%
Biotechnology Value Fund, LP and its affiliated entities(3)	2,332,630	8.5%
Farallon Partners, LLC(4)	1,500,000	5.5%
FMR LLC(5)	4,080,967	14.9%
Johnson & Johnson Development Corporation(6)	2,449,183	8.9%
Lilly Ventures Fund 1, LLC(7)	2,099,482	7.7%
RTW Investments, LP(8)	2,459,988	9.0%
Executive Officers and Directors:
Dinesh V. Patel, Ph.D.(9)	1,114,809	4.0%
Suneel Gupta, Ph.D.(10)	64,447	* %
David Y. Liu, Ph.D.(11)	284,813	1.0%
Harold E. Selick, Ph.D.(12)	101,020	* %
Bryan Giraudo(13)	45,333	* %
Chaitan Khosla, Ph.D.(14)	86,638	* %
Sarah Noonberg, M.D., Ph.D.(15)	31,333	* %
William D. Waddill(16)	60,975	* %
Lewis T. Williams, M.D., Ph.D.(17)	35,333	* %
All executive officers and directors as a group (11 persons)(18)	1,879,540	6.5%

*
Represents beneficial ownership of less than one percent of the outstanding common stock.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 27,424,705 shares outstanding on March 13, 2020 adjusted as required by rules promulgated by the SEC. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units ("RSUs") held by the respective person or group that will vest within 60 days of March 13, 2020 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 13, 2020. Unless otherwise indicated, the address for each of beneficial owner is c/o Protagonist Therapeutics, Inc., 7707 Gateway Blvd., Suite 140, Newark, California 94560.

(2)
This information is based solely upon a Schedule 13G filed with the SEC on February 7, 2020 by BlackRock, Inc. ("BlackRock"). The Schedule 13G reports that BlackRock has sole voting power with respect to 1,544,646 shares and sole dispositive power with respect to 1,561,957 shares. BlackRock is located at 55 East 52nd Street, New York, NY 10055.

(3)
This information is based solely upon Amendment No. 3 to Schedule 13G/A filed with the SEC by Biotechnology Value Fund, L.P. ("BVF") on February 14, 2020. Consists of 1,117,193 shares held by BVF, 896,161 shares held by Biotechnology Value Fund II, L.P. ("BVF2"), and 165,691 shares held by Biotechnology Value Trading Fund OS LP ("Trading Fund OS"). BVF I GP LLC ("BVF GP"), as the general partner of BVF, may be deemed to beneficially own the 1,117,193 shares beneficially owned by BVF. BVF II GP LLC ("BVF2 GP"), as the general partner of BVF2, may be deemed to beneficially own the 896,161 shares beneficially owned by BVF2. BVF Partners OS Ltd. ("Partners OS"), as the general partner of Trading Fund OS, may be deemed to beneficially own the 165,691 shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC ("BVF GPH"), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 2,013,354 shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. ("Partners"), as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 2,332,630 shares beneficially owned in the aggregate by BVF, BVF2, and Trading Fund OS, including 153,585 shares held in the Partners managed accounts, which includes 64,870 shares underlying certain Class A Warrants and 64,870 shares underlying certain Class B Warrants. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 2,332,630 shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 2,332,630 shares beneficially owned by BVF Inc. The address for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mark N. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104. The address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)
This information is based solely upon Amendment No. 2 to Schedule 13G/A jointly filed with the SEC on February 7, 2020 by the following entities and persons: (i) Farallon Partners, L.L.C. ("Farallon General Partner"); (ii) Farallon Institutional (GP) V, L.L.C. ("FCIP V General Partner"); and (iii) Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Monica R. Landry, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the "Farallon Individual Reporting Persons"). Consists of 527,823 shares held by Farallon Capital Partners, L.P. ("FCP"), 556,354 shares held by Farallon Capital Institutional Partners, L.P. ("FCIP"), 99,858 shares held by Farallon Capital Institutional Partners II, L.P. ("FCIP II"), 64,290 shares held by Farallon Capital Institutional Partners III, L.P. ("FCIP III"), 85,593 shares held by Four Crossings Institutional Partners V, L.P. ("FCIP V"), 1,419,322 shares held by Farallon Capital Offshore Investors II, L.P. ("FCOI II"), and 28,531 shares held by Farallon Capital (AM) Investors, L.P. ("FCAMI"), (collectively FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II, and FCAMI are the "Farallon Funds"). Farallon General Partner, as the (i) general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI, and (ii) the sole member of the FCIP V General Partner, is deemed to be the beneficial owner of 2,781,771 shares, including 1,319,271 shares for which Warrants are currently exercisable. The Farallon Individual Reporting Persons, each of whom is a managing member of the Farallon General Partner, a manager or senior manager, as the case may be, of the FCIP V General Partner, are each deemed to beneficially own 2,853,098 shares including 1,353,098 shares for which Warrants currently are exercisable. The address of the principal business office of the beneficial owners is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(5)
This information is based solely upon Amendment No. 4 to a Schedule 13G/A filed jointly with the SEC by FMR LLC and Abigail P. Johnson on February 7, 2020. The filing reports that FMR LLC held sole voting power over 564,624 shares and no shared voting power and sole dispositive power of 4,080,967 shares and no shared dispositive power. Abigail P. Johnson is a director, the vice chairman, the chief executive officer and the president of FMR LLC and has sole dispositive power over 4,080,967 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the "Investment Company Act"), to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the "Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co."), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)
This information is based in part upon a Schedule 13G filed jointly with the SEC by Johnson & Johnson ("J&J"), and Johnson & Johnson Innovation-JJDC, Inc. ("JJDC") on August 19, 2016. JJDC is a wholly-owned subsidiary of J&J. The securities held by J&J and JJDC are directly beneficially owned by JJDC. J&J may be deemed to indirectly beneficially own the securities that are directly beneficially owned by JJDC. The board of directors of JJDC, which consists of Paulus Stoffels and Steven Rosenberg, has shared investment and voting control with respect to the shares held by JJDC and has delegated responsibility therefor to the management of JJDC to take such actions on behalf of JJDC. As such, no individual member of the JJDC board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by JJDC. No individual representative of JJDC shall be deemed (i) a beneficial owner of, or (ii) to have a reportable pecuniary interest in, the shares held by JJDC. The address of JJDC is One Johnson & Johnson Plaza, New Brunswick, NJ 08933.

(7)
LV Management Group, LLC ("LVMG") is the management company for Lilly Ventures Fund I, LLC ("LVFI") and has dispositive power over the shares held by LVFI. As such, LVMG may be deemed to indirectly beneficially own the shares held by LVFI. LVMG's voting and dispositive decisions with respect to the shares held by LVFI are made by LVMG's management committee, which consists of Ed Torres, Steve Hall and Armen Shanafelt (collectively, the "Management Committee Members"). The mailing addresses of the beneficial owners is 115 West Washington Street, Suite 1680 South, Indianapolis, IN 46204.

(8)
This information is based solely upon Amendment No. 1 to Schedule 13G/A jointly filed with the SEC on February 14, 2020 by RTW Investments LP, RTW Master Fund, Ltd. and Roderick Wong. RTW Investments, LP is the investment manager of RTW Master Fund, Ltd. and one or more private funds, and shares voting and dispositive power over such shares. RTW Investments, LP and Roderick Wong report that they have shared voting and dispositive power with respect to 2,459,988 shares. RTW Master Fund, Ltd reports that it has shared voting and dispositive power with respect to 1,792,314 shares. Roderick Wong is the Managing Partner of RTW Investments LP, RTW. The address of RTW Investments, LP and Roderick Wong is 412 West 15th Street, 9th Floor, New York, NY 10011. The address of RTW Master Fund, Ltd. is 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.

(9)
Includes 718,882 shares issuable pursuant to stock options exercisable within 60 days of March 13, 2020.

(10)
Includes 13,125 shares issuable pursuant to stock options exercisable within 60 days of March 13, 2020.

(11)
Includes 248,386 shares issuable pursuant to stock options exercisable within 60 days of March 13, 2020.

(12)
Includes 85,710 shares issuable pursuant to stock options exercisable within 60 days of March 13, 2020.

(13)
Includes 18,000 shares held indirectly by the Bryan and Courtney Giraudo Trust and 27,333 shares issuable pursuant to stock options exercisable within 60 days of March 13, 2020.

(14)
Includes 86,638 shares issuable pursuant to stock options exercisable within 60 days of March 13, 2020.

(15)
Consists of 31,333 shares issuable pursuant to stock options exercisable within 60 days of March 13, 2020.

(16)
Consists of 60,975 shares issuable pursuant to stock options exercisable within 60 days of March 13, 2020.

(17)
Consists of 35,333 shares issuable pursuant to stock options exercisable within 60 days of March 13, 2020.

(18)
Includes 1,359,130 shares that certain executive officers and directors of the Company have the right to acquire within 60 days of March 13, 2020 pursuant to the exercise of outstanding options.

DELINQUENT SECTION 16(A) REPORTS

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with, other than one late Form 4 filed by Dr. Khosla to report a grant of an option to purchase Common Stock on August 15, 2019.

EXECUTIVE COMPENSATION

        The following table sets forth information regarding compensation awarded to or earned by the executive officers listed below during the years ended December 31, 2019 and December 31, 2018. As an emerging growth company, the Company complies with the executive compensation disclosure rules applicable to "smaller reporting companies," as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which require compensation disclosure for the principal executive officer and the two most highly compensated executive officers other than the principal executive officer at December 31, 2019. These three officers are referred to as the named executive officers (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE FOR FISCAL 2019

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Dinesh V. Patel, Ph.D.	2019	545,000	230,575	814,355	354,250	4,164	1,948,344
President and Chief	2018	520,000	1,127,739	1,841,928	221,000	10,844	3,721,511
Executive Officer
David Y. Liu, Ph.D.	2019	428,450	120,300	424,881	218,509	7,458	1,199,598
Chief Scientific Officer and	2018	410,000	382,389	677,008	141,500	7,458	1,618,355
Head of Research and
Development
Suneel Gupta, Ph.D.	2019	377,467	60,150	693,789	196,767	3,564	1,331,737
Chief Development Officer	2018	—	—	—	—	98,105	98,105

(1)
The amounts in the "Salary" column reflect each Named Executive Officer's base salary plus any additional amounts paid for unused accrued vacation or sick time.

(2)
The amounts in the "Stock Awards" and "Option Awards" columns reflect the aggregate grant date fair value of RSUs, and stock options, as applicable, granted during the calendar year and computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. The valuation methodology of these awards is described in the notes to the Company's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the RSUs and stock options, the exercise of the stock options, or the sale of the common stock underlying such awards. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to option awards only, the Named Executive Officers will only realize compensation to the extent the trading price of the common stock is greater than the exercise price of such stock options.

(3)
The amounts in the "Non-Equity Incentive Plan Compensation" column for 2019 reflect cash bonuses earned for the 2019 fiscal year, which were paid in 2020, based on the achievement of certain predetermined corporate objectives specified by the Board, including operating targets and research and development outcomes. In February 2020, the Compensation Committee determined that the Company met 130% of its 2019 corporate objectives and approved the amount of each Named Executive Officer's bonus. The amount of the bonus that each Named Executive Officer earned for the fiscal year ended on December 31, 2019 is listed in the table below.

Name	2019 Base Salary ($)	Target Bonus	Amount of Bonus Earned ($)
Dinesh V. Patel, Ph.D.	545,000	50%	354,250
David Y. Liu, Ph.D.	428,450	40%	218,509
Suneel Gupta, Ph.D.	377,467	40%	196,767

  Amounts noted for 2019 reflect cash bonuses earned for the 2019 fiscal year, which were paid in 2020, based on the achievement of certain predetermined corporate objectives, as specified by the Board, including operating targets and research and development outcomes.

(4)
The amounts noted for 2019 include $3,564 in group term life insurance for Dr. Patel, $6,858 in group term life insurance for Dr. Liu and $3,564 in group term life insurance for Dr. Gupta. The amounts noted for 2019 also include $600 in sick leave bonus paid to each of Dr. Patel and Dr. Liu pursuant to companywide policy. The amounts noted for 2018 include $3,564 in group term life insurance for Dr. Patel and $6,858 in group term life insurance for Dr. Liu. The amounts noted for 2018 also include $6,680 related to gifting of shares purchased through the 2016 Employee Stock Purchase Plan for Dr. Patel, $600 in sick leave bonus paid to each of Dr. Patel and Dr. Liu pursuant to companywide policy, and $98,105 in cash compensation for consulting services paid to Dr. Gupta prior to his employment with the Company.

NARRATIVE TO SUMMARY COMPENSATION TABLE

EXECUTIVE EMPLOYMENT ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Employment Agreement with Dinesh V. Patel, Ph.D.

        In December 2008, the Company entered into an employment agreement with Dinesh V. Patel. Ph.D., the Company's President and Chief Executive Officer, as amended in December 2015, pursuant to which he commenced employment. For 2020, Dr. Patel will receive an annual base salary of $565,000, with an annual target bonus of 55% of that base salary. The amount, if any, of such bonus with respect to any calendar year is based on the achievement of predetermined corporate and personal objectives as determined by the Board in its discretion.

Offer Letter Agreement with David Y. Liu, Ph.D.

        In May 2013, the Company entered into an offer letter agreement with David Liu, Ph.D., the Company's Chief Scientific Officer, pursuant to which he commenced employment. For 2020, Dr. Liu will receive an annual base salary of $441,300, with an annual target bonus of 40% of that base salary. The amount, if any, of such bonus with respect to any calendar year is based on the achievement of predetermined corporate and personal objectives as determined by the Board in its discretion.

Offer Letter Agreement with Suneel Gupta, Ph.D.

        In December 2018, the Company entered into an offer letter agreement with Suneel Gupta, Ph.D., the Company's Chief Development Officer, pursuant to which he commenced employment. For 2020, Dr. Gupta will receive an annual base salary of $420,000, with an annual target bonus of 40% of that base salary. The amount, if any, of such bonus with respect to any calendar year is based on the achievement of predetermined corporate and personal objectives as determined by the Board in its discretion.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company is party to an Employee Severance Agreement with each of its Named Executive Officers and certain of its other executives. If the Company terminates the employee's employment without "cause" or the employee terminates employment for "good reason" (each as defined in the agreement), the employee will receive: (a) salary continuation for 12 months, for the Chief Executive Officer, or nine months, for the other Named Executive Officers (18 months and 12 months, respectively, in the case of a change in control termination); (b) COBRA continuation for the salary continuation period (or an equivalent cash payment if required by law); (c) in the case of a change in control termination only, a monthly payment equal to one twelfth of the target bonus for the severance period; and (d) in the case of a change in control termination only, acceleration of the vesting (and exercisability, if relevant) of equity awards held as of the date of termination. A "change in control termination" is a termination by the Company without "cause" or the employee for "good reason" that occurs within twelve months following the date of a "change in control," as defined in the agreement. Payments and benefits under the agreement are subject to the execution of an effective release.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table shows for the fiscal year ended December 31, 2019, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

	Option Awards							Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Vesting Commencement Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Dinesh V. Patel, Ph.D.	10/22/2014	(1)	44,087	—	$1.89	11/01/2014	10/21/2024	—	—
	10/28/2015	(2)	18,344	—	$1.16	09/01/2015	10/27/2025	—	—
	04/29/2016	(2)	163,846	14,896	$4.21	04/25/2016	04/28/2026	—	—
	10/11/2016	(2)	266,666	53,334	$21.58	08/10/2016	10/10/2026	—	—
	02/28/2018	(2)(3)	68,750	81,250	$16.95	02/28/2018	02/27/2028	18,750	317,813
	08/15/2018	(4)	36,466	18,234	$8.58	08/05/2018	08/14/2028	27,350	234,663
	02/28/2019	(3)	35,937	136,563	$8.02	02/28/2019	02/27/2029	28,750	230,575
David Y. Liu, Ph.D.	09/26/2013	(1)	23,767	—	$0.87	06/01/2013	09/25/2023	—	—
	10/22/2014	(1)	9,726	—	$1.89	11/01/2014	10/21/2024	—	—
	03/26/2015	(2)	5,999	—	$1.89	03/26/2015	03/25/2025	—	—
	10/28/2015	(2)	35,656	—	$1.16	09/01/2015	10/27/2025	—	—
	04/29/2016	(2)	31,511	3,820	$4.21	04/25/2016	04/28/2026	—	—
	10/11/2016	(2)	54,166	10,834	$21.58	08/10/2016	10/10/2026	—	—
	02/28/2018	(2)(3)	25,895	30,605	$16.95	02/28/2018	02/27/2028	7,125	120,769
	08/15/2018	(4)	11,466	5,734	$8.58	08/05/2018	08/14/2028	8,600	73,788
	02/28/2019	(2)(3)	18,750	71,250	$8.02	02/28/2019	02/27/2029	15,000	120,300
Suneel Gupta, Ph.D.	01/15/2019	(1)	—	110,000	$7.38	01/07/2019	01/14/2029	—	—
	02/28/2019	(2)(3)	9,375	35,625	$8.02	02/28/2019	02/27/2029	7,500	60,150

(1)
25% of the shares subject to the option vest on the first anniversary of the vesting commencement date, and the remainder vests in 36 equal monthly installments thereafter, subject to the holder continuing to provide services through the applicable vesting date. The option is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in "— Potential Payments upon Termination or Change of Control" above.

(2)
The shares subject to the option vest as to 1/48 of the shares in equal monthly installments following the vesting commencement date, subject to the holder continuing to provide services through the applicable vesting date. The option is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in "— Potential Payments upon Termination or Change of Control" above.

(3)
25% of the shares vest in equal yearly installments over four years subject to the holder continuing to provide services through the applicable vesting date. To the extent such award is an option, such option is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisiton as described in "— Potential Payments upon Termination or Change of Control" above.

(4)
1/3 of the shares vest on each of February 5, 2019, August 5, 2019 and February 5, 2020, subject to the holder continuing to provide services through the applicable vesting date. The option is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in "— Potential Payments upon Termination or Change of Control" above.

OPTION EXERCISES AND STOCK VESTED

        The following table shows information regarding option exercises and RSUs vested during the fiscal year ended December 31, 2019, with respect to the Named Executive Officers.

	Stock Options		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)(2)
Dinesh V. Patel, Ph.D.	26,344	164,869	60,950	553,912
David Y. Liu, Ph.D.	—	—	19,575	177,460

(1)
The value realized represents the difference between the market value of our common stock on the date of exercise and the exercise price of the option, multiplied by the number of shares for which the option was exercised.

(2)
The value realized represents the difference between the market value of our common stock on each vesting date or, if the vesting date fell on a non-trading day, the closing price on the day following the vesting date, multiplied by the number of shares that vested on that date.

NONQUALIFIED DEFERRED COMPENSATION

        The Company does not maintain any nonqualified deferred compensation plans. The Board may elect to provide the Company's officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in the Company's best interests.

401(K) PLAN

        The Company maintains a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation subject to applicable annual Internal Revenue Code of 1986, as amended (the "Code"), limits. The 401(k) plan permits participants to make both pre-tax and certain after-tax (Roth) deferral contributions. These contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. Employees are immediately and fully vested in their contributions. Currently, the Company does not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan's related trust intended to be exempt under Section 501(a) of the Code. As a tax qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

 DIRECTOR COMPENSATION

        The following table shows for the fiscal year ended December 31, 2019 certain information with respect to the compensation of all non-employee directors of the Company:

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2019

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Former Non-Employee Directors
Armen B. Shanafelt, Ph.D.(1)	27,500	—	—	27,500
Current Non-Employee Directors
Bryan Giraudo	50,191	78,841	—	129,032
Chaitan Khosla, Ph.D.(2)	43,750	104,938	5,000	153,688
Sarah Noonberg, M.D., Ph.D.	47,500	78,841	—	126,341
Harold E. Selick, Ph.D.	83,750	78,841	—	162,591
William D. Waddill	60,000	78,841	—	138,841
Lewis T. Williams, M.D., Ph.D.	45,000	78,841	—	123,841

(1)
Dr. Shanafelt ceased to be a director of the Company upon the expiration of his term at the conclusion of the 2019 Annual Meeting of Stockholders as of June 7, 2019.

(2)
During 2019, Dr. Khosla received cash compensation in the amount of $5,000 for service on the Company's Scientific Advisory Board and a stock option grant with a grant date fair value of $26,097 for providing consulting services to the Company.

(3)
The amounts in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. The valuation assumptions used in determining such amounts are described in the notes to the Company's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(4)
The aggregate number of stock option awards for each non-employee director that were outstanding as of the end of fiscal year 2019 is as follows:

Name	Aggregate Number of Option Awards Outstanding as of December 31, 2019
Bryan Giraudo	48,000
Chaitan Khosla, Ph.D.	98,638
Sarah Noonberg, M.D., Ph.D.	48,000
Harold E. Selick, Ph.D.	97,710
William D. Waddill	72,975
Lewis T. Williams, M.D. Ph.D.	48,000

        In September 2016, the Board adopted a non-employee director compensation policy. Pursuant to this policy, the Company compensates its non-employee directors with a combination of cash and equity. The annual cash compensation contained in this policy, set forth below, is payable in equal quarterly installments, in advance during the last month of each quarter in which service occurred, prorated for any months of partial service.

  •
  Annual Board Service Retainer:

  •
  Non-employee directors other than the non-executive chairperson: $40,000

  •
  Non-executive chairperson: $70,000

  •
  Annual Committee Service Retainer (Chairperson):

  •
  Chairperson of the Audit Committee: $15,000

    •
    Chairperson of the Compensation Committee: $10,000

    •
    Chairperson of the Nominating and Corporate Governance Committee: $7,500

  •
  Annual Committee Service Retainer (Non-Chairperson):

  •
  Audit Committee: $7,500

  •
  Compensation Committee: $5,000

  •
  Nominating and Corporate Governance Committee: $3,750

        The Company's non-employee director compensation policy also provides for equity compensation to each non-employee director as follows:

  •
  Initial Grant: At the time he or she joins the Board, each new non-employee director will receive an initial stock option grant to purchase 24,000 shares of common stock and shall vest in equal monthly installments over three years.

  •
  Annual Grant: Each non-employee director will also be granted an option to purchase 12,000 shares of common stock on the date of each Annual Meeting of stockholders which shall vest at the earlier of (i) one year or (ii) the next Annual Meeting of stockholders.

        All options granted to the Company's non-employee directors under the policy will vest in full upon the completion of a change in control.

Non-Employee Director Compensation for 2020

        After consultation with Radford and pursuant to the compensation review process described above, the Compensation Committee made certain changes to the non-employee director compensation program which were effective as of January 1, 2020. Specifically, the annual board membership retainer for the non-employee director chairman has been increased to $75,000; the additional cash retainers for service as Chairperson of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee were increased to $20,000, $15,000 and $10,000, respectively; the additional cash retainers for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee were increased to $10,000, $7,500 and $5,000, respectively and the annual equity grant and initial equity grant to be awarded in fiscal year 2020 to our non-employee directors was increased to 15,000 shares and 30,000 shares, respectively.

Equity Compensation Plan Information

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2019.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights(6) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securities holders:
2007 Stock Option and Incentive Plan	627,066	(3)	$3.31	—
2016 Equity Incentive Plan	2,862,937	(4)	$12.59	602,091	(7)
2016 Employee Stock Purchase Plan	—		—	577,993	(8)
Equity compensation plans not approved by securities holders:
2018 Inducement Plan(2)	470,000	(5)	$10.06	280,000
Total	3,960,003		$10.82	1,460,084

(1)
The equity compensation plans are described in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
In February 2020, the Board approved the Amended and Restated 2018 Inducement Plan (the "2018 Inducement Plan"), a non-stockholder approved stock plan, under which it reserved and authorized up to 1,250,000 shares of the Company's common stock in order to award options and RSUs to persons that were not previously employees or directors of the Company, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with the Company, within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The 2018 Inducement Plan is administered by the Board or the Compensation Committee of the Board, which determines the types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule. Awards granted under the 2018 Inducement Plan expire no later than ten years from the date of grant.

(3)
As of December 31, 2019, there were 627,066 shares of common stock subject to outstanding stock options under the 2007 Stock Option and Incentive Plan.

(4)
As of December 31, 2019, there were 2,584,455 shares of common stock subject to outstanding stock options and 278,482 shares to be issued pursuant to the vesting of unvested RSUs under the 2016 Equity Incentive Plan (the "2016 Plan").

(5)
As of December 31, 2019, there were 470,000 shares of common stock subject to outstanding stock options under the 2018 Inducement Plan.

(6)
The weighted-average exercise price of outstanding stock options granted under equity compensation plans approved by securities holders was $10.77. The weighted-average exercise price of outstanding options granted under all equity compensation plans was $10.06. RSUs do not have an exercise price and therefore have not been included in the calculations.

(7)
The reserve for shares available under the 2016 Plan will automatically increase on January 1st each year by an amount equal to 4 percent of the total number of outstanding shares of our capital stock on December 31st of the preceding fiscal year, or a lesser number of shares determined by the Board. Shares subject to stock awards granted under our 2016 Plan that expire or cancel without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2016 Plan. Additionally, shares issued pursuant to stock awards under our 2016 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2016 Plan.

(8)
The reserve for shares available under the 2016 Employee Stock Purchase Plan (the "2016 ESPP") will automatically increase on January 1st each year by the lesser of: (i) one percent of the total number of outstanding shares of our capital stock outstanding on December 31st of the preceding fiscal year, (ii) 300,000 shares, or (iii) such other number of shares determined by the Board. As of December 31, 2019, an aggregate of 577,993 shares remained available for future issuance under the 2016 ESPP.

 TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        In 2016, the Company adopted a written Related-Person Transactions Policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related-persons transactions." For purposes of the Company's policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "related person" are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

CERTAIN RELATED-PERSON TRANSACTIONS

        The following is a summary of transactions since January 1, 2018 in which the Company participated in which the amount involved exceeded or will exceed $120,000, and in which any of the Company's directors, executive officers or holders of more than 5% of the Company's capital stock or any members of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements which are described under "Executive Compensation" and "Director Compensation."

JANSSEN LICENSE AND COLLABORATION AGREEMENT

        On May 26, 2017, the Company and Janssen Biotech, Inc., ("Janssen"), one of the Janssen Pharmaceutical Companies of Johnson & Johnson, entered into an exclusive license and collaboration agreement (the "Janssen License and Collaboration Agreement") for the development, manufacture and potential commercialization of PTG-200 worldwide for the treatment of Crohn's disease ("CD") and ulcerative colitis ("UC"). Janssen is a related party to the Company as Johnson & Johnson Innovation—JJDC, Inc., a significant stockholder of the Company, and Janssen are both subsidiaries of Johnson & Johnson. PTG-200 is the Company's orally delivered gut-restricted Interleukin 23 receptor ("IL-23R") antagonist drug candidate currently in development. The Janssen License and Collaboration Agreement became effective on July 13, 2017. Upon the effectiveness of the agreement, the Company received a non-refundable, upfront cash payment of $50.0 million from Janssen.

        Under the Janssen License and Collaboration Agreement, the Company granted to Janssen an exclusive worldwide license to develop, manufacture and commercialize PTG-200 and related IL-23R compounds for all indications, including CD and UC. The Company was responsible, at its own expense, for the conduct of the Phase 1 clinical trial for PTG-200, and Janssen is responsible for the conduct of the Phase 2 clinical trial for PTG-200 in CD, including filing the U.S. Investigational New Drug application ("IND"). Development costs for the Phase 2 clinical trial are shared between the parties on an 80/20 basis, with Janssen assuming the larger share. Janssen submitted an IND for PTG-200 in CD during the second quarter of 2019, which took effect in July 2019. The Company initiated a Phase 2 clinical study for PTG-200 in CD with Janssen in the fourth quarter of 2019.

        The Company entered into an amendment (the "First Amendment") to the Janssen License and Collaboration Agreement effective May 7, 2019. The First Amendment builds upon the Company's ongoing development collaboration with Janssen for PTG-200 and, upon the effectiveness of the First Amendment, the Company became eligible to receive a $25.0 million payment from Janssen, which was received during the second quarter of 2019. The First Amendment expanded the scope of the Janssen License and Collaboration Agreement by supporting research efforts towards identifying and developing second-generation IL-23R antagonists ("second-generation compounds").

        As part of the services added in the First Amendment, Janssen will pay certain costs and milestones related to advancing pre-clinical candidates from the second-generation research program through Phase 1 studies, including funding of a certain number of full time equivalent employees ("FTEs") for a set period of time. The Company will pay 100% of the costs for the Phase 1 studies for the first second-generation compound, and 50% of the costs of the Phase 1 studies for the second and third second-generation compounds; thereafter Janssen will pay 100% of any further Phase 1 development costs. Development costs for the Phase 2 clinical trials for second-generation compounds are shared between the parties on an 80/20 basis, with Janssen assuming the larger share. The Company's Phase 1 and Phase 2 development costs are also limited by overall spending caps. In December 2019, the Company became eligible to receive a $5.0 million payment triggered by the successful nomination of a second-generation development compound. The Company will be eligible to receive a $7.5 million milestone payment at the completion of a Phase 1 study for the first second-generation compound.

        Pursuant to the First Amendment, the Company will be eligible to receive clinical development, regulatory and sales milestones, if and as achieved, and/or payments relating to Janssen's elections to maintain or expand its license rights. The next such payment is a $50.0 million payment based on Phase 2a clinical trial results, as follows:

  •
  Janssen can elect to advance PTG-200 into Phase 2b following receipt of the top line results of the CD Phase 2a clinical trial for PTG-200 by paying a $50.0 million maintenance fee (the "Amended First Opt-in Election"); or

  •
  Janssen would make a $50.0 million milestone payment following dosing of the third patient in first Phase 2b clinical trial for CD for a second-generation product (the "Second-Generation Phase 2b Milestone").

        Janssen can also then elect to receive exclusive, world-wide commercial rights for both PTG-200 and second-generation products following the Phase 2b completion date for PTG-200 or a second-generation product by paying a $50.0 million payment (the "Amended Second Opt-in Election"). If Janssen does not make the Amended Second Opt-in Election, with respect to either PTG-200 or a second-generation compound, the Janssen License and Collaboration Agreement would terminate.

        The Company will also be eligible for certain additional milestone payments including a potential payment of either $100.0 million upon a Phase 3 CD clinical trial meeting a primary clinical endpoint with respect to PTG-200 or $115.0 million upon a Phase 3 CD clinical trial meeting a primary clinical endpoint with respect to a second-generation compound.

        Pursuant to the First Amendment, the Company will be eligible to receive tiered royalties on net product sales at percentages ranging from mid-single digits to ten percent. Under the terms of the First Amendment, the Company will be eligible to receive up to $1.0 billion in research, development, regulatory and sales milestones.

        The Janssen License and Collaboration Agreement remains in effect until the royalty obligations cease following patent and regulatory expiry, unless terminated earlier. Upon a termination of the Janssen License and Collaboration Agreement, all rights revert back to the Company, and in certain circumstances, if such termination occurs during ongoing clinical trials, Janssen would, if requested, provide certain financial and operational support to the Company for the completion of such trials.

2018 OFFERING

        On August 6, 2018, the Company entered into a securities purchase agreement (the "Securities Purchase Agreement") with certain accredited investors, including entities affiliated with Biotechnology Value Fund, L.P. (collectively, "BVF") and entities affiliated with Farallon Partners, LLC, each a holder of more than 5% of the Company's common stock, relating to the issuance and sale of 2,750,000 shares of the Company's common stock at a negotiated purchase price of $8.00 per share, for aggregate net proceeds of $21.7 million, after deducting offering expenses payable by us. In a concurrent private placement, the Company issued such investors warrants to purchase an aggregate of 2,750,000 shares of the Company's common stock (each, a "Warrant" and, collectively, the "Warrants"). Each Warrant is exercisable from August 8, 2018 through August 8, 2023. Warrants to purchase 1,375,000 shares of the Company's common stock have an exercise price of $10.00 per share ("Class A Warrants") and Warrants to purchase 1,375,000 shares of the Company's common stock have an exercise price of $15.00 per share ("Class B Warrants"). The exercise price and number of shares of common stock issuable upon the exercise of the Warrants (the "Warrant Shares") are subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. Under certain circumstances, the Warrants may be exercisable on a "cashless" basis.

In connection with the issuance and sale of the common stock and Warrants, the Company granted the investors certain registration rights with respect to the Warrants and the Warrant Shares.

WARRANT EXCHANGE

        On December 21, 2018, the Company entered into an exchange agreement with entities affiliated with BVF, a holder of more than 5% of the Company's common stock (the "Exchanging Stockholders"), pursuant to which the Company exchanged an aggregate of 1,000,000 shares of common stock owned by the Exchanging Stockholders for pre-funded warrants (the "Exchange Warrants") to purchase an aggregate of shares of 1,000,000 common stock (subject to adjustment in the event of stock splits, recapitalizations and other similar events affecting common stock), with an exercise price of $0.00001 per share. The Exchange Warrants will expire ten years from the date of issuance. The Exchange Warrants are exercisable at any time prior to expiration except that the Exchange Warrants cannot be exercised by the Exchanging Stockholders if, after giving effect thereto, the Exchanging Stockholders would beneficially own more than 9.99% of the Company's common stock, subject to certain exceptions. The holders of the Exchange Warrants will not have the right to vote on any matter except to the extent required by Delaware law. The Exchange Warrants were issued without registration under the Securities Act in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act. During the year ended December 31, 2019, Exchange Warrants to purchase 600,000 shares were net exercised, resulting in the issuance of 599,997 shares of common stock. As of December 31, 2019, 400,000 of the Exchange Warrants remain unexercised.

INDEMNIFICATION

        The Company provides indemnification for its directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company's Amended and Restated Bylaws, the Company is required to indemnify its directors and executive officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Amended and Restated Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting Materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Protagonist stockholders will be "householding" the Company's proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Protagonist. Direct your written request to Protagonist Therapeutics, Inc., c/o Donald Kalkofen, Chief Financial Officer, at 7707 Gateway Blvd., Suite 140, Newark, California 94560 or contact Donald Kalkofen at (510) 474-0881. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

 OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Dinesh V. Patel Dinesh V. Patel, Ph.D. President and Chief Executive Officer
April 16, 2020

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2019 is available without charge upon written request to: Corporate Secretary, Protagonist Therapeutics, Inc., 7707 Gateway Blvd., Suite 140, Newark, California 94560.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PROTAGONIST THERAPEUTICS, INC. 7707 GATEWAY BLVD. SUITE 140 NEWARK, CA 94560 During The Meeting - Go to www.virtualshareholdermeeting.com/PTGX2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 27, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D10737-P38637 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PROTAGONIST THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. To elect the two nominees for Class I director named below to serve until the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Nominees: 01) Dinesh V. Patel, Ph.D. 02) Sarah Noonberg, M.D., Ph.D. For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as Protagonist Therapeutics' independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: The Board of Directors knows of no other matters that will be presented for consideration at the 2020 Annual Meeting of Stockholders. If any other matters are properly brought before the 2020 Annual Meeting of Stockholders, it is the intention of the person named in the proxy card to vote on such matters in accordance with their best judgment. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officers. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 28, 2020: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D10738-P38637 PROTAGONIST THERAPEUTICS, INC. Annual Meeting of Stockholders May 28, 2020 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dinesh Patel and Don Kalkofen, each as proxy, with the power to appoint their substitute, and hereby authorize(s) each to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROTAGONIST THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, PDT on May 28, 2020, at www.virtualshareholdermeeting.com/PTGX2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments:

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DELINQUENT SECTION 16(A) REPORTS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL 2019
NARRATIVE TO SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019
DIRECTOR COMPENSATION
NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2019
TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS